UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FEDERAL SIGNAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News From
REGENCY TOWERS, 1415 W. 22ND ST., OAK BROOK, ILLINOIS 60523
FOR IMMEDIATE RELEASE
FEDERAL SIGNAL FILES INVESTOR PRESENTATION
Recommends Shareholders Vote The WHITE Proxy Card
To Elect Federal Signal’s Board Nominees
OAK BROOK, Ill., April 8, 2009 – Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2009 Annual Meeting of Stockholders to be held on April 29, 2009.
Federal Signal’s Board of Directors unanimously recommends that stockholders elect the Company’s highly-qualified nominees – Jim Goodwin, Joe Wright, and Bill Osborne, the Company’s newly-hired president and chief executive officer – by telephone, Internet or by signing, dating and returning the WHITE proxy card today.
The investor presentation is available under the “Investors” section of the Company’s website at: http://www.federalsignal.com and at the SEC’s website at http://www.sec.gov.
Highlights of the presentation include:
Þ	Federal Signal has an experienced, independent and qualified Board and management team, committed to executing its strategic plan and enhancing value for all stockholders

Þ	Over the last year, Federal Signal’s Board of Directors and management team has undertaken a series of actions to position the Company for sustainable and profitable growth and drive stockholder value, including:
•	Appointed a new executive management team led by Bill Osborne, president and chief executive officer, and Bill Barker, senior vice president and chief financial officer

•	Strengthened the balance sheet by divesting non-core assets

•	Developed a two-pronged strategy to deliver consistent, profitable growth; enhance earnings and cash flow; and create stockholder value
Þ	Federal Signal’s Board has a demonstrated commitment to strong corporate governance

Þ	After carefully considering a number of individuals, including Warren Kanders’ nominees, Federal Signal’s Board unanimously determined that Jim Goodwin, Bill Osborne and Joe Wright are the directors that would best serve the interests of all Federal Signal stockholders

Þ	Warren Kanders, who was not selected as CEO, and his two other nominees add nothing new to Federal Signal and, if elected, we believe would work only to advance Kanders’ self-serving agenda and not the interests of all Federal Signal stockholders
Federal Signal shareholders who have any questions or need assistance voting their WHITE proxy card should contact Innisfree M&A Incorporated, which is assisting the Company in this matter, toll-free at (877) 800-5186.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release contains various forward-looking statements as of the date hereof and Federal Signal undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this news release that are not historical are forward-looking statements any may be impacted by certain risks and uncertainties. These risks and uncertainties, some of which are beyond Federal Signal’s control, include but are not limited to the cyclical nature of Federal Signal’s industrial and municipal markets, technological advances by competitors, Federal Signal’s ability to improve its operating performance, risks associated with the execution of new product or service introductions, increased warranty and product liability expenses, risks associated with supplier, dealer and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive or economic environment.
Important Information
In connection with the solicitation of proxies, on March 30, 2009 Federal Signal filed with the SEC and on March 31, 2009 mailed to stockholders, a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Stockholders may obtain Federal Signal’s proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free by contacting Innisfree M&A Incorporated toll-free at (877) 800-5186.
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Contacts:

William G. Barker III	Matthew Sherman / Tim Lynch
Senior Vice President & Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
Federal Signal Corporation	212-355-4449
630-954-2000	msherman@joelefrank.com /
wbarker@federalsignal.com	tlynch@joelefrank.com